Exhibit 99.1

INNOSPEC REPORTS FOURTH QUARTER AND FULL YEAR 2023

FINANCIAL RESULTS

Operating income grew sequentially and versus prior year in Performance Chemicals and Fuel Specialties

Oilfield Services continued to deliver strong results completing an excellent year

QGP acquisition closed in the quarter; Excellent fit with Performance Chemicals

$72.4 million cash generated from operations in the quarter; Net cash of $203.7 million

GAAP EPS $1.51; Adjusted non-GAAP EPS $1.84

Englewood, CO – February 13, 2024 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the fourth quarter and full year ended December 31, 2023.

Total revenues for the fourth quarter were $494.7 million, a decrease of 3 percent from $510.7 million in the corresponding period last year. Net income for the quarter was $37.8 million or $1.51 per diluted share compared to $25.5 million or $1.02 per diluted share recorded last year. EBITDA for the quarter of $54.0 million compared to $54.3 million reported in the same period a year ago.

Results for this quarter include some special items, which are summarized in the table below. Excluding these items, adjusted non-GAAP EPS in the fourth quarter was $1.84 per diluted share, compared to $1.20 per diluted share a year ago.

Innospec generated cash from operating activities of $72.4 million before capital expenditures of $21.1 million in the quarter and closed the year with net cash of $203.7 million. In the fourth quarter, the Company paid a semi-annual dividend of 72 cents per common share and completed the acquisition of QGP Quimica Geral (“QGP”), a specialty chemicals company based in Brazil.

EBITDA, income before income taxes and net income excluding special items, and related per-share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended December 31, 2023			Quarter ended December 31, 2022
(in millions, except share and per share data)	Income before income taxes	Net income	Diluted EPS	Income before income taxes	Net income	Diluted EPS
Reported GAAP amounts	$45.3	$37.8	$1.51	$45.2	$25.5	$1.02

Legacy costs of closed operations	3.7	2.8	0.11	0.9	0.7	0.03
Amortization of acquired intangible assets	2.6	2.0	0.08	2.6	2.0	0.08
Foreign currency exchange losses	2.6	2.0	0.08	2.9	1.7	0.07
Acquisition related costs	1.3	1.0	0.04	—	—	—
Adjustment of income tax provisions	—	0.5	0.02	—	—	—

	10.2	8.3	0.33	6.4	4.4	0.18

Adjusted non-GAAP amounts	$55.5	$46.1	$1.84	$51.6	$29.9	$1.20

For the full year, total revenues of $1.95 billion decreased by less than 1 percent from $1.96 billion in the prior year. Net income for 2023 was $139.1 million or $5.56 per diluted share compared to the prior year net income of $133.0 million, or $5.32 per diluted share. EBITDA for the year was $210.6 million down 7 percent from $225.4 million in 2022.

Results for the full year include some special items, which are summarized in the table below. Excluding these items, adjusted non-GAAP EPS for the full year was $6.09 per diluted share, compared to $6.04 per diluted share a year ago.

	Year ended December 31, 2023			Year ended December 31, 2022
(in millions, except share and per share data)	Income before income taxes	Net income	Diluted EPS	Income before income taxes	Net income	Diluted EPS
Reported GAAP amounts	$174.4	$139.1	$5.56	$184.6	$133.0	$5.32

Amortization of acquired intangible assets	10.5	8.0	0.32	13.0	10.3	0.41
Legacy costs of closed operations	6.1	4.6	0.18	3.5	2.8	0.11
Foreign currency exchange (gains)/losses	(3.8)	(2.9)	(0.12)	6.7	4.9	0.20
Acquisition related costs	3.1	2.4	0.10	—	—	—
Adjustment of income tax provisions	—	1.2	0.05	—	—	—

	15.9	13.3	0.53	23.2	18.0	0.72

Adjusted non-GAAP amounts	$190.3	$152.4	$6.09	$207.8	$151.0	$6.04

Commenting on the fourth quarter results, Patrick S. Williams, President and Chief Executive Officer, said,

“This was another very good quarter for Innospec. Performance Chemicals and Fuel Specialties both delivered double digit operating income growth and improved margins over the comparative prior year quarter, while Oilfield Services maintained a strong performance.

I was very pleased to announce our acquisition of QGP in December. QGP gives us a strong strategic position in Brazil and will be integrated into our Performance Chemicals business. We believe that QGP adds meaningful strength to our manufacturing, customer service and product development base in South America, with capabilities that compliment every end-market that we serve. We expect this transaction to be accretive immediately and add approximately 8 cents of EPS in 2024 with further growth thereafter.

Performance Chemicals achieved double-digit operating income growth over the prior year as margin expansion more than offset the impact of lower sales. In addition, the business continued to deliver sequential operating income growth and margin improvement. While the economic environment remains a challenge, we expect further improvement in this business in 2024 as activity levels return.

Fuel Specialties achieved double-digit operating income growth in the quarter and gross margins were within our target range of 32 to 35 percent. Adjusting for the Brazil inventory charges incurred in the first half of 2023, full-year operating income grew by 3 percent and operating margins improved to 18 percent. Our target for operating margins continues to be 19 to 21 percent. Sales growth combined with further margin improvement is a key focus and opportunity for the global Fuel Specialties team in 2024.

Oilfield Services had another excellent quarter and for the full year, operating income approximately doubled, and operating margins expanded above our 10 percent target. While we expect production chemicals activity to remain at moderate levels in the coming quarters, we plan to pursue further sales growth and margin improvement in our other segments.”

In Performance Chemicals, revenues of $137.2 million were down 5 percent from $143.9 million in the fourth quarter last year. A negative price/mix of 14 percent was offset by higher volumes of 6 percent and a positive currency impact of 3 percent. Gross margins of 21.3 percent were up 2.9 percentage points versus last year. Operating income for the quarter of $18.0 million grew 14 percent on the prior year. For the full year, revenues were down 12 percent to $561.6 million and operating income decreased 43 percent to $54.5 million.

In Fuel Specialties, revenues of $182.1 million were down 1 percent from $183.3 million a year ago. Volumes were flat, and a negative price/mix of 4 percent was offset by a positive currency impact of 3 percent. Gross margins of 32.9 percent were up 5.1 percentage points on last year. Operating income for the quarter of $32.6 million was up 22 percent on last year. For the full year, revenues were down 5 percent to $695.9 million and operating income declined 10 percent to $109.7 million. Adjusting for the impact of non-recurring Brazil inventory charges in the first half of 2023, operating income grew by 3 percent to $125.1 million.

Revenues in Oilfield Services of $175.4 million for the quarter decreased 4 percent from the $183.5 million in the fourth quarter last year. Gross margins declined by 2.4 percentage points from a year ago to 38.0 percent. Operating income of $18.3 million was down 11 percent from $20.5 million last year. For the full year, revenues were up 16 percent to $691.3 million and operating income increased 88 percent to $78.6 million.

Corporate costs of $24.4 million increased by $7.9 million from last year primarily driven by additional remediation charges for legacy closed operations and acquisition related costs.

The full year effective tax rate was 20.2 percent compared to 28.0 percent in 2022. The adjusted effective tax rate was 23.0 percent compared to 27.0 percent last year. The decrease is primarily a consequence of having operations outside of the U.S., which exposes the Company to foreign currency fluctuations, together with the change in profile of our overseas taxable profits by territory year on year.

For the quarter, cash from operations after capital expenditures was $51.3 million compared to $63.3 million a year ago. For the full year, cash from operations after capital expenditures was $130.2 million compared to $39.6 million in 2022. As of December 31, 2023, Innospec had net cash of $203.7 million compared to net cash of $147.1 million a year ago.

Mr. Williams concluded,

“Our business teams delivered a strong overall result in the quarter and full year. Despite our expectation for continued economic headwinds in the coming quarters, we enter 2024 with optimism. Our growing pipeline of technology-based organic opportunities will continue to advance in parallel with our integration of the QGP acquisition.

Cash generation was again excellent in the quarter, and our debt-free, net cash position remained over $200 million after funding the QGP acquisition. Entering 2024 we continue to have significant flexibility and balance sheet strength for further M&A, dividend growth, and organic investment.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA, income before income taxes excluding special items, net income excluding special items and related per share amounts together with net cash. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense, net, income taxes, depreciation, and amortization. Income before income taxes, net income and diluted EPS, excluding special items, per our consolidated financial statements are adjusted for the exclusion of amortization of acquired intangible assets, legacy costs of closed operations, foreign currency exchange (gains)/losses, acquisition related costs and adjustment of income tax provisions. Net cash is cash and cash equivalents less total debt. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and the Company has determined that it is appropriate to make this data available to all investors. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. Also, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management uses adjusted EPS (the most directly comparable GAAP financial measure for which is GAAP EPS) and adjusted net income and EBITDA (the most directly comparable GAAP financial measure for which is GAAP net income) to allocate resources and evaluate the performance of the Company’s operations. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 2,400 employees in 22 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care, Home Care, Agrochemical, Mining and Industrial markets. The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil and gas exploration and production industry.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “could,” “believes,” “feels,” “plans,” “intends” or similar words or expressions, for example) which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2022, Innospec’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Corbin Barnes

Innospec Inc.

+44-151-355-3611

corbin.barnes@innospecinc.com

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Schedule 1

(in millions, except share and per share data)	Three Months Ended December 31		Twelve Months Ended December 31
	2023	2022	2023	2022
Net sales	$494.7	$510.7	$1,948.8	$1,963.7
Cost of goods sold	(339.0)	(359.1)	(1,357.7)	(1,377.0)

Gross profit	155.7	151.6	591.1	586.7
Operating expenses:
Selling, general and administrative	(102.3)	(96.6)	(387.8)	(360.7)
Research and development	(8.9)	(8.4)	(41.7)	(38.7)

Total operating expenses	(111.2)	(105.0)	(429.5)	(399.4)

Operating income	44.5	46.6	161.6	187.3
Other (expense)/income, net	(0.7)	(1.4)	10.5	(1.6)
Interest income/(expense), net	1.5	—	2.3	(1.1)

Income before income taxes	45.3	45.2	174.4	184.6
Income taxes	(7.5)	(19.7)	(35.3)	(51.6)

Net income	$37.8	$25.5	$139.1	$133.0

Earnings per share:
Basic	$1.52	$1.03	$5.60	$5.37
Diluted	$1.51	$1.02	$5.56	$5.32
Weighted average shares outstanding (in thousands):
Basic	24,867	24,766	24,851	24,787
Diluted	25,030	24,958	25,022	24,982

INNOSPEC INC. AND SUBSIDIARIES

Schedule 2A

SEGMENTAL ANALYSIS OF RESULTS	Three Months Ended December 31		Twelve Months Ended December 31
(in millions)	2023	2022	2023	2022
Net sales:
Performance Chemicals	$137.2	$143.9	$561.6	$639.7
Fuel Specialties	182.1	183.3	695.9	730.2
Oilfield Services	175.4	183.5	691.3	593.8

	494.7	510.7	1,948.8	1,963.7

Gross profit:
Performance Chemicals	29.2	26.5	105.6	150.0
Fuel Specialties	59.9	50.9	215.1	221.9
Oilfield Services	66.6	74.2	270.4	214.8

	155.7	151.6	591.1	586.7

Operating income:
Performance Chemicals	18.0	15.8	54.5	95.3
Fuel Specialties	32.6	26.8	109.7	121.7
Oilfield Services	18.3	20.5	78.6	41.7
Corporate costs	(24.4)	(16.5)	(81.2)	(71.4)

Total operating income	$44.5	$46.6	$161.6	$187.3

Schedule 2B

NON-GAAP MEASURES	Three Months Ended December 31		Twelve Months Ended December 31
(in millions)	2023	2022	2023	2022
Net income	$37.8	$25.5	$139.1	$133.0
Interest (income)/expense, net	(1.5)	—	(2.3)	1.1
Income taxes	7.5	19.7	35.3	51.6
Depreciation and amortization:
Performance Chemicals	4.7	4.0	17.4	19.6
Fuel Specialties	1.7	1.5	6.2	6.1
Oilfield Services	3.2	3.0	12.4	11.9
Corporate costs	0.6	0.6	2.5	2.1

EBITDA	54.0	54.3	210.6	225.4

EBITDA:
Performance Chemicals	22.7	19.8	71.9	114.9
Fuel Specialties	34.3	28.3	115.9	127.8
Oilfield Services	21.5	23.5	91.0	53.6
Corporate costs	(23.8)	(15.9)	(78.7)	(69.3)

	54.7	55.7	200.1	227.0
Other (expense)/income, net	(0.7)	(1.4)	10.5	(1.6)

EBITDA	$54.0	$54.3	$210.6	$225.4

EBITDA by segment includes operating income relating to the segments, excluding depreciation and amortization.

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$203.7	$147.1
Trade and other accounts receivable	359.8	334.6
Inventories	300.1	373.1
Prepaid expenses	18.7	14.1
Prepaid income taxes	2.8	3.3
Other current assets	0.6	0.4

Total current assets	885.7	872.6
Net property, plant and equipment	268.3	220.9
Operating lease right-of-use assets	45.1	45.3
Goodwill	399.3	358.8
Other intangible assets	57.3	45.0
Deferred tax assets	10.4	5.9
Pension asset	35.1	48.1
Other non-current assets	6.2	7.1

Total assets	$1,707.4	$1,603.7

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$163.6	$165.3
Accrued liabilities	185.9	202.9
Current portion of operating lease liabilities	13.6	13.9
Current portion of plant closure provisions	4.6	5.3
Current portion of accrued income taxes	2.6	18.4
Current portion of unrecognized tax benefits	1.2	—

Total current liabilities	371.5	405.8
Operating lease liabilities, net of current portion	31.6	31.4
Plant closure provisions, net of current portion	57.0	51.9
Accrued income taxes, net of current portion	11.6	21.0
Unrecognized tax benefits, net of current portion	13.6	13.4
Deferred tax liabilities	33.5	26.2
Pension liabilities and post-employment benefits	13.3	12.2
Acquisition-related contingent deferred consideration	23.4	—
Other non-current liabilities	2.3	1.4
Equity	1,149.6	1,040.4

Total liabilities and equity	$1,707.4	$1,603.7

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31
(in millions)	2023	2022
Cash Flows from Operating Activities
Net income	$139.1	$133.0
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	39.3	40.1
Deferred taxes	3.6	(5.5)
Non-cash movements on defined benefit pension plans	(3.3)	(2.5)
Stock option compensation	8.0	6.7
Changes in working capital	39.3	(95.2)
Movements in plant closure provisions	4.0	1.1
Movements in accrued income taxes	(25.9)	9.4
Movements in unrecognized tax benefits	1.4	(2.9)
Movements in other assets and liabilities	1.8	(2.5)

Net cash provided by operating activities	207.3	81.7
Cash Flows from Investing Activities
Capital expenditures	(62.1)	(39.6)
Proceeds on disposal of property, plant and equipment	0.1	0.2
Business combinations, net of cash acquired	(34.7)	—
Internally developed software	(15.1)	(2.7)

Net cash used in investing activities	(111.8)	(42.1)
Cash Flows from Financing Activities
Non-controlling interest	—	1.8
Repayment of acquired term loan	(2.3)	—
Repayment of finance leases	—	(0.1)
Refinancing costs	(1.4)	—
Dividend paid	(35.1)	(31.7)
Issue of treasury stock	0.9	2.2
Repurchase of common stock	(1.1)	(5.9)

Net cash used in financing activities	(39.0)	(33.7)
Effect of foreign currency exchange rate changes on cash	0.1	(0.6)

Net change in cash and cash equivalents	56.6	5.3
Cash and cash equivalents at beginning of year	147.1	141.8

Cash and cash equivalents at end of year	$203.7	$147.1

Amortization of deferred finance costs of $0.8 million (2022 - $0.4 million) are included in depreciation and amortization in the condensed consolidated statements of cash flows and in interest expense, net in the condensed consolidated statements of income.